SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[ ]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                                  VITRIX, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
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
                                  VITRIX, INC.
                         51 West Third Street, Suite 310
                              Tempe, Arizona 85281

           ----------------------------------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH __, 2001

           ----------------------------------------------------------


To the Shareholders of Vitrix, Inc.:

     The Special Meeting of Shareholders of VITRIX, INC., a Nevada corporation (the "Company"), will be held at the at the offices of Squire, Sanders & Dempsey L.L.P., 40 North Central Avenue, Suite 2700, Phoenix, Arizona 85004, on March __, 2001, at ___ a.m., Mountain Standard Time, for the following purposes:

     1. To consider and act upon a proposal to amend the Company's Articles of Incorporation to effect a reverse stock split of one share of Common Stock of the Company for every 10 shares of Common Stock that are issued and outstanding.

     2. To transact such other business as may properly come before the Special Meeting or any adjournment(s) or postponement(s) thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Company is presently aware of no other business to come before the Special Meeting.

     The Board of Directors has fixed the close of business on February __, 2001, as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the meeting or any postponement(s) or adjournment(s) thereof. Shares of Common Stock can be voted at the meeting only if the holder is present at the meeting in person or by valid proxy. A list of shareholders entitled to vote at the Special Meeting will be available for inspection at the Company's corporate headquarters for any purpose germane to the Special Meeting during ordinary business hours for ten
(10) days prior to the Special Meeting.

     Management and the Board of Directors of the Company cordially invites you to attend the Special Meeting. Your attention is directed to the attached Proxy Statement for a discussion of the foregoing proposal and the reasons why the Board of Directors encourages you to vote for approval of such proposal.

                                           By Order of the Board of Directors


                                           Todd P. Belfer, Chairman of the Board

Tempe, Arizona
February __, 2001


    IMPORTANT: IT IS IMPORTANT THAT YOUR SHAREHOLDINGS BE REPRESENTED AT THIS
       MEETING. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED
             PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES
                   NO POSTAGE IF MAILED IN THE UNITED STATES.

           ----------------------------------------------------------

                                  VITRIX, INC.
                         51 West Third Street, Suite 310
                              Tempe, Arizona 85281

           ----------------------------------------------------------

                                 PROXY STATEMENT

           ----------------------------------------------------------

     This Proxy Statement is furnished by the Board of Directors of VITRIX, INC., a Nevada corporation (the "Company"), in connection with the solicitation of proxies to be used for the purpose of voting at a Special Meeting of Shareholders of the Company (the "Special Meeting"). The Special Meeting will be held on March __, 2001, at ___ a.m., Mountain Standard Time at the offices of Squire, Sanders & Dempsey L.L.P., located at Two Renaissance Square, 40 North Central Avenue, Suite 2700, Phoenix, Arizona 85004, and any adjournment(s) or postponement(s) thereof. A copy of the Notice of the Meeting accompanies this Proxy Statement.

     The enclosed proxy is solicited by the Board of Directors of the Company. The proxy materials relating to the Special Meeting were mailed on or about February __, 2001, to shareholders of record at the close of business on February __, 2001 (the "Record Date"). Only holders (the "Shareholders") of record at the close of business on the Record Date will be entitled to vote at the Special Meeting, or any adjournment(s) or postponement(s) thereof, either in person or by valid proxy. As of February __, 2001, there were outstanding
31,479,140  shares of common  stock,  $.005  par  value per share  (the  "Common
Stock").

     Shareholders are entitled to one vote for each share of Common Stock held of record on each matter of business to be considered at the Special Meeting. Ballots cast at the Special Meeting will be counted by the Inspector of Elections and determinations of whether a quorum exists and whether the proposal is approved will be announced at the Special Meeting.

     All valid proxies received before the Special Meeting and not revoked will be exercised. All shares represented by proxy will be voted, and where a shareholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. If the signed proxy is returned without instructions and authority to vote is not specifically withheld, the persons named in the proxy solicited by the Board of Directors intend to vote for the proposal to amend the Company's Articles of Incorporation. Abstentions and broker non-votes will be included in the determination of the number of shares represented for a quorum, and have the same effect as "no" votes in determining whether the proposals are approved. Proxies may be revoked at any time prior to the time they are voted by: (a) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy; or (b) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or (c) attending the meeting and voting in person, provided that the shareholder notifies the Secretary of the meeting of his or her intention to vote in person at any time prior to the voting of the proxy. In order to vote their shares in person at the meeting, shareholders who own their shares in "street name" must obtain a special proxy card from their broker.

     The cost of soliciting proxies, including the cost of preparing and mailing the Notice and Proxy Statement, will be paid by the Company. Solicitation will be primarily by mailing this Proxy Statement to all shareholders entitled to vote at the meeting. Proxies may be solicited by officers and directors of the Company personally or by telephone or facsimile, without additional compensation. The Company may reimburse brokers, banks and others holding shares in their names for others for the cost of forwarding proxy materials and obtaining proxies from beneficial owners.

     The Board of Directors does not know of any matters other than the proposal to amend the Company's Articles of Incorporation that are expected to be presented for consideration at the Special Meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

     The affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting are required for approval of the proposal to be acted upon at the Special Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of February , 2001, concerning the beneficial ownership of shares of Common Stock of the Company by
(i) each person known by the Company to beneficially own more than 5% of the Company's Common Stock; (ii) each Director; (iii) each executive officer of the Company; and (iv) all Directors and executive officers of the Company as a group. To the knowledge of the Company, all persons listed in the table have sole voting and investment power with respect to their shares, except to the extent that authority is shared with their respective spouse under applicable law.

                                                    SHARES BENEFICIALLY OWNED(1)
NAME AND ADDRESS                                    ----------------------------
OF BENEFICIAL OWNER (2)                             NUMBER               PERCENT
-----------------------                             ------               -------
Thomas S. Bednarik                                  250,000 (3)              *
Michael A. Wolf                                   1,026,433 (4)            3.3
Todd P. Belfer                                    4,418,206 (5)           14.0
Lise M. Lambert                                     524,824 (6)            1.6
William K. Swartz                                        --                 --
Bahan Sadegh                                      1,625,702 (7)            5.2
Hamid Shojaee                                     5,456,446               17.3
Craig J. Smith                                       59,942 (8)              *
Circle F Ventures                                 4,425,000 (9)           13.8
All directors and Named Officers as a group      13,361,553               41.6

----------
*    Less than 1%.
(1) A personal is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant or right. Shares of Common Stock subject to options, warrants or rights that are currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the percentage of any other person. The amounts and percentages are based upon 31,479,140 shares of Common Stock outstanding as of February , 2001.
(2) The address of each of the beneficial owners is c/o Vitrix, Inc., 51 West Third Street, Suite 310, Tempe, Arizona 85281, except for Circle F Ventures, whose address is 17797 North Perimeter Drive, Suite 105, Scottsdale, Arizona 85255.
(3) Includes 62,500 shares of Common Stock issuable upon exercise of warrants issued in the Company's October 2000 warrant exercise program.
(4) Includes (i) 159,690 shares of Common Stock which are subject to unexercised options that were exercisable on September 1, 2000, or within 60 days thereafter, and (ii) 54,000 shares of Common Stock issuable upon exercise of warrants issued in the Company's October 1999 and February 2000 private placements.
(5) Includes 92,200 shares of Common Stock issuable upon exercise of warrants issued in the Company's October 2000 warrant exercise program.
(6) Includes (i) 159,690 shares of Common Stock which are subject to unexercised options that were exercisable on September 1, 2000, or within 60 days thereafter, and (ii) 23,200 shares of Common Stock issuable upon exercise of warrants issued in the Company's October 2000 warrant exercise program.
(7) Includes 9,600 shares of Common Stock issuable upon exercise of warrants issued in the Company's October 1999 private placement.
(8) Includes (i) 29,942 shares of Common Stock which are subject to unexercised options that were exercisable on September 1, 2000, or within 60 days thereafter, and (ii) 10,000 shares of Common Stock issuable upon exercise of warrants issued in the Company's October 1999 private placement.
(9) Includes 1,475,000 shares of Common Stock issuable upon exercise of warrants issued in the Company's October 1999 and February 2000 private placement.

             AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO
                           EFFECT REVERSE STOCK SPLIT
                                 (PROPOSAL ONE)

     The Company's Board of Directors has unanimously approved and determined to submit to the Company's shareholders an amendment (the "Reverse Split Amendment") to the Company's Articles of Incorporation, as currently amended (the "Articles of Incorporation"), to effect a reverse stock split (the "Reverse Split") of one share of the Company's Common Stock for every 10 shares of Common Stock that are currently issued and outstanding. The Board of Directors has unanimously approved and recommends a vote FOR Proposal One.

     If the shareholders approve Proposal One, the Company's Articles of Incorporation will be amended to replace the existing provision relating to the Company's authorized capital with the following provision relating thereto. Accordingly, Article Fourth of the Articles of Incorporation shall be amended to read as follows:

          The authorized capital stock of the Corporation is 50,000,000 shares of common stock, par value $.005 per share (the "Common Stock"), and 10,000,000 shares of preferred stock, $.01 par value (the "Preferred Stock"). Each ten (10) shares of the Corporation's Common Stock issued as of [Date which Articles of Amendment are filed] (the "Split Effective Date"), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of the Corporation's Common Stock; provided, however, that any fractional interest resulting from such change and classification shall be rounded upward to the nearest whole share.

     If the shareholders approve Proposal One, the Reverse Split Amendment shall become effective upon the filing of an amendment to the Articles of Incorporation with the Nevada Secretary of State. The Reverse Split Amendment will amend the Company's Articles of Incorporation to give effect to the amendment made pursuant to Proposal One. THE REVERSE SPLIT AMENDMENT, AS IT WILL APPEAR IF PROPOSAL ONE IS APPROVED BY THE SHAREHOLDERS, IS ATTACHED AS EXHIBIT
A. If Proposal One is not approved by the shareholders, the Articles of Incorporation will not be amended.

     The proposed Reverse Split Amendment will not affect any shareholder's proportionate equity interest in the Company or the rights, preferences, privileges or priorities of any shareholder, other than an adjustment that may occur due to the rounding up of fractional shares. Likewise, the Reverse Split Amendment will not affect the total shareholders' equity of the Company or any components of shareholders' equity as reflected on the financial statements of the Company except (i) to change the number of the issued and outstanding shares of capital stock and (ii) for an adjustment which will occur due to the costs incurred by the Company in connection with this Proxy Statement and the implementation of Proposal One as approved by the shareholders. However, because the number of shares of capital stock that the Company is authorized to issue will not be decreased in proportion to the one for every 10 share decrease in the number of issued shares, the number of shares which are authorized but unissued, and the percentage of ownership of such shares if they are issued in the future in the discretion of the Board of Directors, effectively will be increased.

     The following table illustrates the principal effects on the Company's capital stock of the Reverse Split, assuming a one-for-ten reverse split:

                        NUMBER OF SHARES OF CAPITAL STOCK

                                             PRIOR TO REVERSE     AFTER REVERSE
                                                  SPLIT               SPLIT
                                                  -----               -----
COMMON
Authorized                                      50,000,000          50,000,000
Issued and outstanding (1)                      31,479,140           3,147,914
Available for future issuance                   18,520,860          48,852,086

PREFERRED
Authorized                                      10,000,000          10,000,000
Issued and outstanding                                   0                   0
Available for future issuance                            0                   0

----------
(1) Excludes (i) 3,777,925 shares issuable upon exercise of outstanding options (377,793 shares after the Reverse Split), and (ii) 3,698,306 shares issuable upon exercise of outstanding warrants (369,831 shares after the Reverse Split), each as of January 31, 2001.

NO EXCHANGE OF SHARES; NO FRACTIONAL SHARES

     Pursuant to the proposed Reverse Split Amendment, every 10 shares of issued and outstanding Common Stock would be converted and reclassified into one share of post-split Common Stock, and any fractional interests resulting from such reclassification would be rounded upward to the nearest whole share. For example, a holder of 100 shares prior to the Split Effective Date would be the holder of 10 shares at the Split Effective Date. The proposed Reverse Split would become effective upon the Split Effective Date. Shareholders will be notified after the Split Effective Date that the Reverse Split has been effected.

     Shareholders will not receive certificates for shares of post-split Common Stock. Accordingly, shareholders should not forward their certificates to the Company or its transfer agent. Beginning on the Split Effective Date, each certificate representing shares of the Company's pre-split Common Stock will be deemed for all corporate purposes to evidence ownership of the appropriate number of shares of post-split Common Stock.

     No service charge will be payable by shareholders in connection with the exchange of certificates, all costs of which will be borne and paid by the Company.

     Shareholders have no right under Nevada law to dissent from the Reverse Split or to dissent from the rounding up of fractional interests resulting from the Reverse Split.

PURPOSES OF THE REVERSE SPLIT

     The Company has entered into a letter of intent to acquire all of the outstanding shares of capital stock of Time America, Inc. ("Time America"). This acquisition transaction, which is subject to the execution of mutually agreeable definitive agreements and board approval, will be effectuated through the exchange of shares of Common Stock for shares of common stock of Time America. The closing of the Time America acquisition is subject to, among other things, the Company effecting the Reverse Split. Assuming the Reverse Split is approved by the shareholders, the Company will have approximately 3,147,914 shares of Common Stock issued and outstanding on the Split Effective Date. Under the terms of the purchase agreement governing the Time America acquisition, the Company would issue an aggregate of approximately 3,147,914 shares of Common Stock to acquire Time America, with the resulting outstanding shares of Common Stock increasing from 3,147,914 to 6,295,828. Accordingly, the shareholders of Time America would own approximately fifty percent (50%) of the issued and outstanding shares of capital stock of the Company after giving effect to the acquisition transaction.

     Additionally, the Board of Directors believes that the current price per share of the Company's Common Stock may reduce the effective marketability of the Common Stock because of the reluctance of certain brokerage firms to recommend the purchase of lower-priced stocks to their clients. Certain institutional investors have internal policies preventing the purchase of lower-priced stocks and many brokerage houses do not permit lower-priced stocks to be used as collateral for margin accounts. Further, a number of brokerage houses have policies and practices that tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions tends to have an adverse impact upon holders of lower-priced stocks because the brokerage commission on a sale of lower-priced stocks generally represents a higher percentage of the sale price than the commission on a relatively higher-priced stock.

     The Board of Directors believes that the historically low per share market price of the Common Stock impairs the marketability of the Common Stock to institutional investors and members of the investing public and creates a negative impression with respect to the Company. Many investors and market makers look upon lower priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. The foregoing factors adversely affect both the pricing and the liquidity of the Common Stock. Thus, the potential increase in trading price is expected to be attractive to the financial community and the investing public and in the best interest of the shareholders.

     The Board of Directors is hopeful that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Split, together with the acquisition of Time America and the resulting anticipated increased price level, will stimulate additional interest in the Company's
Common Stock and possibly promote greater liquidity for the Company's shareholders. There can be no assurance, however, that there will be any greater liquidity, and it is possible that the liquidity could even be adversely affected by the reduced number of shares of Common Stock that would be outstanding after the proposed Reverse Split is effected.

     Similarly, the Board of Directors is hopeful that such an increase in the per share price of the Company's Common Stock will improve the Company's ultimate ability to seek the listing of the Common Stock on the Nasdaq SmallCap Market ("Nasdaq"). In order to qualify for initial listing on Nasdaq the Company's Common Stock must have a minimum bid price of $4 per share. Currently, the Company does not meet the requirements for listing on Nasdaq and there can be no assurance that, even after effecting the Reverse Split and acquiring Time America, the Company will ever meet such listing requirements.

     If the Reverse Split becomes effective, management expects the quoted market price of the Company's Common Stock to increase as a result of decreasing the number of shares outstanding without altering the aggregate economic interest in the Company represented by such shares. The Board believes that the increased market price may serve to mitigate the present reluctance, policies and practices on the part of brokerage firms referred to above and diminish the adverse impact of trading commissions on the potential market for the Company's shares of Common Stock. There can be no assurance, however, that the Reverse Split will achieve these desired results, that any such increase would be in proportion to the one-for-ten Reverse Split Ratio or that the per share price level of the Common Stock immediately after the proposed Reverse Split can be maintained for any period of time.

     The Reverse Split may result in some shareholders owning "odd lots" of less than 100 shares. The costs, including brokerage commissions, of transactions in odd lots are generally higher than the costs in transactions in "round lots" of even multiples of 100.

     The secondary result of the effective increase in the number of shares of Common Stock which are authorized but unissued, and in the percentage of ownership of the Company represented by such shares if they are issued in the future in the discretion of the Board of Directors of the Company, is for the Company to have additional shares of Common Stock authorized and available for issuance as the need arises for possible future financing transactions, stock acquisitions, asset purchases, stock dividends or splits, issuances under any stock option plan that may be adopted in the future, and other general corporate purposes. If Proposal One is approved, shareholders will have no preemptive rights with respect to the additional authorized shares of Common Stock. Such shares of Common Stock may be issued on such terms, at such times and on such conditions as the Board may determine in its discretion.

     The Board of Directors is not aware of any present efforts by any person to accumulate the Company's capital stock or to obtain control of the Company through a tender offer, merger or other business combination, proxy contest or otherwise. The Board has not formulated any program, nor entered into any agreement or understanding, and has no current intention, to issue any unissued and unreserved shares of Common Stock for the purpose of impeding or preventing any proposed takeover.

EFFECTS OF FAILURE TO OBTAIN SHAREHOLDER APPROVAL OF THE REVERSE SPLIT PROPOSAL

     In the event shareholder approval is not obtained for the Reverse Split Amendment, the Company will not be able to complete its acquisition of Time America. If the Time America acquisition is not completed, the Company will be required to continue its efforts to locate a suitable acquisition or merger candidate or obtain alternative sources of financing to fund the Company's future working capital needs. If the Company is unable to locate a suitable acquisition or merger candidate or otherwise obtain appropriate financing, the Company's business, financial condition, results of operations and prospects may be materially adversely affected.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Company has not sought and will not seek a ruling from the Internal Revenue Service or an opinion of counsel regarding the federal income tax consequences of the Reverse Split Amendment. A summary of the federal income tax consequences of the Reverse Split as contemplated in Proposal One is set forth below. The discussion is based on the present federal income tax law. The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed Reverse Split Amendment. Income tax consequences to shareholders may vary from the federal tax consequences described generally below. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE EFFECT OF THE CONTEMPLATED REVERSE SPLIT UNDER APPLICABLE FEDERAL, STATE AND LOCAL INCOME TAX LAWS.

     The proposed Reverse Split constitutes a "recapitalization" to the Company and its shareholders to the extent that issued shares of Common Stock are exchanged for a reduced number of shares of Common Stock. Therefore, neither the Company nor its shareholders will recognize any gain or loss for federal income tax purposes as a result thereof.

     The shares of Common Stock to be issued to each shareholder will have an aggregate basis, for computing gain or loss, equal to the aggregate basis of the shares of such stock held by such shareholder immediately prior to the Split Effective Date. A shareholder's holding period for the shares of Common Stock to be issued will include the holding period for the shares of Common Stock held thereby immediately prior to the Split Effective Date provided that such shares of stock were held by the shareholder as capital assets on the Split Effective Date.

VOTING REQUIREMENTS

     Each holder of Common Stock is entitled to one vote per share held. The holders of a majority of the shares of the Common Stock issued and outstanding constitutes a quorum. The affirmative vote of holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote at the Special Meeting is required for approval of Proposal One. In the event that a quorum is not present or represented at the Special Meeting, the shareholders entitled to vote at the meeting present, in person or by proxy, shall have the power to adjourn the Special Meeting until a quorum shall be present or represented. Proxies solicited by the Board of Directors will be voted for approval of Proposal One. A Shareholder voting through a proxy who abstains with respect to approval of Proposal One shall be considered to have cast a negative vote with respect to Proposal One.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL ONE.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, as well as persons beneficially owning more than 10% of the Company's outstanding Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") within specified time periods. Such officers, directors and shareholders are also required to furnish the Company with copies of all
Section 16(a) forms they file.

     Based solely on its review of such forms received by it, or written representations from certain reporting persons, the Company believes that all
Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were complied with during the fiscal year ended June 30, 2000.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

     During 1996, the Company entered into a debt financing agreement for $310,000 with T.P.B. Investment Limited Partnership (TPB), which is owned by Todd P. Belfer, a member of the Company's Board of Directors. On June 20, 1998, TPB converted debt of $110,000, together with accrued interest thereon of approximately $27,700, to contributed capital.

     On March 3, 1999, TPB agreed to convert the remaining principal ($200,000) and accrued interest ($64,570) outstanding on its notes into 2,720,723 shares of the Company's Common Stock and Preferred Stock.

                                  OTHER MATTERS

VOTING BY PROXY

     In order to ensure that your shares will be represented at the Special Meeting, please sign and return the enclosed Proxy in the envelope provided for that purpose, whether or not you expect to attend. Any shareholder may, without affecting any vote previously taken, revoke a written proxy by giving notice of revocation to the Company in writing or by executing and delivering to the Company a later dated proxy.

SHAREHOLDER PROPOSALS FOR ACTION AT THE COMPANY'S NEXT ANNUAL MEETING

     Any shareholder who wishes to present any proposal for shareholder action at the Company's Annual Meeting of Shareholders to be held in 2001, must be received by the Company's Secretary, at the Company's offices, not later than June 19, 2001, in order to be included in the Company's proxy statement and form of proxy for that meeting. Such proposals should be addressed to the Corporate Secretary, Vitrix Inc., 51 W. 3rd Street, Suite #310, Tempe, Arizona 85281. If a shareholder proposal is introduced at the 2001 Annual Meeting of Shareholders without any discussion of the proposal in the Company's proxy statement, and the shareholder does not notify the Company on or before September 3, 2001, as required by SEC Rule 14(a)-4(c)(1), of the intent to raise such proposal at the Annual Meeting of Shareholders, then proxies received by the Company for the 2001 Annual Meeting will be voted by the persons named as such proxies in their discretion with respect to such proposal. Notice of such proposal is to be sent to the above address.


                                           BY ORDER OF THE BOARD OF DIRECTORS



                                           Todd P. Belfer, Chairman of the Board

Tempe, Arizona
February __, 2001

                                   EXHIBIT "A"

                FORM OF AMENDMENT TO ARTICLES OF INCORPORATION OF

                                  VITRIX, INC.

Pursuant to the provisions of N.R.S. Section 78.390, et seq., the undersigned Corporation adopts the following amendment to its Articles of Incorporation:

1. Pursuant to N.R.S. Section 78.390, as of _________ __, 2001, the Board of Directors of the Corporation adopted the following amendment to its Articles of Incorporation and resolved that such amendment be submitted to the shareholders for their approval at the 2001 Annual Meeting of Shareholders of the Corporation.

     a) RESOLVED, that Article Fourth of the Articles of Incorporation of the Corporation, as amended (the "Articles of Incorporation"), be amended to effect a one-for-___ reverse split of the Corporation's outstanding no par value Common Stock (the "Common Stock"), and shall thereafter read in its entirety as follows:

WHAT ARTICLE FOURTH CURRENTLY STATES:

FOURTH: THE TOTAL NUMBER OF SHARES OF ALL CLASSES OF STOCK WHICH THE CORPORATION SHALL HAVE THE AUTHORITY TO ISSUE IS 60,000,000 SHARES, CONSISTING OF (i) 50,000,000 SHARES OF COMMON STOCK, $.005 PAR VALUE PER SHARE (THE "COMMON STOCK"), AND (ii) 10,000,000 SHARES OF PREFERRED STOCK, $0.01 PAR VALUE PER SHARE (THE "PREFERRED STOCK").

FOURTH: The authorized capital stock of the Corporation is sixty million (60,000,000) shares divided into 50,000,000 shares of common stock, par value $.005 per share, and ten million (10,000,000) shares of preferred stock, par value $.01 per share. Each ten (10) shares of the Corporation's Common Stock issued as of _________ ___, 2001 [Date amendment is filed] (the "Split Effective Date"), shall be automatically changed and reclassified, as of the Split
Effective Date and without further action, into one (1) fully paid and nonassessable share of the Corporation's Common Stock; provided, however, that any fractional interest resulting from such change and classification shall be rounded upward to the nearest whole share;

3. Pursuant to N.R.S. Section 78.390, at a Special Meeting held on March ___, 2001, the holders of the Company's outstanding Common Stock approved the foregoing amendment. An aggregate of __________ shares of Common Stock were indisputably represented at such meeting. The designation and number of outstanding shares of each class or series entitled to vote on the amendment as a class or series were as follows:

CLASS OR SERIES                   NUMBER OF SHARES
---------------                   ----------------
Common Stock

4. The number of shares of each class entitled to vote on the amendments as a class or series voted for or against each of such amendments, respectively, which was sufficient for approval by that voting group, as follows:

     (a) With  respect to the  amendment  to Article  Fourth of the  Articles of
Incorporation:

CLASS OR SERIES             NUMBER OF SHARES FOR        NUMBER OF SHARES AGAINST
---------------             --------------------        ------------------------
Common Stock

5. The foregoing amendment to the Company's Articles of Incorporation shall become effective as of 5:00 P.M. Mountain Standard Time on March ___, 2001.

DATED this ___ day of March, 2001.

VITRIX, INC.,                              ATTEST:
a Nevada corporation

-------------------------------------      -------------------------------------
Thomas S. Bednarik
President and Secretary

                                   VITRIX INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VITRIX INC. FOR THE SPECIAL MEETING OF SHAREHOLDERS

The undersigned shareholder of Vitrix Inc., a Nevada corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Shareholders dated February __, 2001, and hereby appoints Thomas S. Bednarik or Craig J. Smith, and each of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of VITRIX, INC. to be held at the offices of Squire, Sanders & Dempsey L.L.P., 40 North Central Avenue, Suite 2700, Phoenix, Arizona 85004 on __________ __, 2001 at ___ a.m., Mountain
Standard time, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

1. To approve an amendment to the Company's Articles of Incorporation to effect a reverse stock split of one share of Common Stock for every ten shares of Common Stock that are issued and outstanding.

            [ ] FOR               [ ] AGAINST              [ ] ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY COME BEFORE THE MEETING.

     Dated: ________________, 2001

                                   Please  sign  exactly  as your  name  appears
                                   above. When shares are held in common or in joint tenancy, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                   SIGNATURES:

                                   ---------------------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------


Please return by promptly mailing to the corporate offices of:

                       VITRIX, INC.
              51 West Third Street, Suite 310
                   Tempe, Arizona 85281
Or by faxing the same to: (480) 967-5444; Attention: Secretary


I Will _____ Will not _____ attend the Meeting.